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                                                                    Exhibit 23.2

                         INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Registration Statement on Form S-8 of our report, dated January 30, 2004 with respect to the consolidated financial statements of GBC Bancorp, Inc. and subsidiary for the year ended December 31, 2003.


/s/ Mauldin & Jenkins, LLC

Atlanta, Georgia
August 23, 2004